FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported) 1/2/97



                           US LAN SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its Charter)



                                    0-22476
      Virginia                      1-12678                         54-1460727
--------------------------------------------------------------------------------
 (State or other                (Commission File                  (IRS Employer
  Jurisdiction of                    Number)                      Identification
  Incorporation)                                                      Number)




501 Church Street NE, Suite 200, Vienna, Virginia                     22180
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



Registrant's Telephone Number, including area code: 703-242-0402

Item 4.           Changes in Registrant's Certifying Accountant

         (a) The independent auditor for U.S. LAN Systems Corporation (the "Company"), BDO Seidman, LLP ("BDO") resigned as the Company's independent auditors on January 2, 1997 effective December 31, 1996 due to non-payment of professional fees. BDO's reports on the financial statements for the years ended June 30, 1994 and June 30, 1993, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not modified as to audit scope, or accounting principles. However, BDO included an explanatory paragraph in its opinion on the 1994 and 1993 financial statements related to the substantial doubt about the Company's ability to continue as a going concern. BDO has not issued reports for the years ended June 30, 1995 and June 30, 1996, respectively, because it has not completed an audit of the 1995 financial statements nor begun an audit of the 1996 financial statements. Also, the Company has not filed its Annual Report on Form 10-KSB for these periods.

         At this time, management is not aware of any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports.

         The Company has requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with the above statements. A copy of such letter is filed as an exhibit to this Current Report on Form 8-K.

         (b) The Company is in the process of selecting other accountants who are competent to handle the Company's needs and who have expertise in the accounting issues affecting the Company.

Item 7.           Exhibits.

         16.01 Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated January 14, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 1997              U.S. LAN SYSTEMS CORPORATION



                                           By:       /s/ Nuhad Karaki
                                                    ----------------------
                                                    Nuhad Karaki
                                                    Chief Executive Officer